                                  EXHIBIT 10.6
                      TERMINATION AND ASSIGNMENT AGREEMENT

     This Termination and Assignment Agreement (this "Agreement") is executed this 19th day of October, 1995, effective August 15, 1995, by and between James Mitchell & Co., a California corporation ("JMC"), Barnett Banks, Inc., a Florida corporation ("Barnett"), and Barnett Banks Trust Company, N.A., as Trustee ("Trustee") under that certain Trust Agreement ("Trust Agreement"), dated as of August 1, 1990, as amended, by and between Trustee and JMC as Trustor of the Trust thereby established.


                                R E C I T A L S

     On August 1, 1990, JMC, Barnett and the Trustee entered into that certain Services Agreement (as amended and restated effective December 9, 1994, the "Services Agreement"), pursuant to which JMC and its Subsidiaries agreed to provide certain services to the Trust, Trustee and Barnett.

     As a result of recent interpretations of federal law and proposed changes in state regulations governing the sale of annuities by financial institutions, Barnett and JMC have agreed to terminate the Services Agreement in accordance with Section 12.1(b) of such agreement, subject to the terms and conditions set forth below. Barnett and JMC previously have manifested their intent to terminate the Services Agreement by execution and delivery of that certain letter of understanding dated August 15, 1995 (the "Letter of Understanding"). In connection with the termination of the Services Agreement, Barnett has agreed to purchase and JMC has agreed to sell, transfer and assign all of its right, title and interest to all asset and renewal fees earned after August 31, 1995 in connection with annuity contracts sold to Barnett customers by JMC through the Tax Advantage Program since the date of its inception (the "Asset Fee Income").

     JMC, Barnett and Trustee have entered into that certain Interim Services Agreement, dated the date hereof, pursuant to which JMC and its Subsidiaries will provide certain administrative support services to Barnett's new annuity sales program (the "Interim Services Agreement") for a period commencing August 15, 1995, and ending October 27, 1995.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Services Agreement or the Interim Services Agreement, as the case may be.

     NOW THEREFORE, in consideration of the premises and mutual covenants and undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE I.

                           TERMINATION AND ASSIGNMENT

          Section 1.1  Termination of Services Agreement.  Pursuant to the terms
                       ---------------------------------
of the Letter of Understanding, the parties hereby acknowledge that the Services Agreement was terminated effective August 15, 1995 pursuant to Section 12.1(b) thereof. All rights and obligations of the parties to the Services Agreement with respect to the subject matter thereof arising after August 15, 1995 shall be governed by the terms of this Agreement and the Interim Services Agreement.

          Section 1.2  Assignments.
                       -----------

          (a) JMC agrees, and agrees to cause its wholly-owned subsidiaries, JMC Financial Services Corporation and JMC Insurance Services Corporation, to (i) sell, assign, transfer and convey to Barnett, or its designee, all of JMC's right, title and interest in and to the Asset Fee Income earned by JMC or its Subsidiaries after August 31, 1995 from Keyport Life Insurance Company, The Life of Insurance Company of Virginia, Transamerica Life Insurance and Annuity Company and Western-Southern Life Insurance Company (collectively, the "Provider Companies") as a result of sales of annuity contracts sold to Barnett customers by JMC through the Tax Advantage Program from November 5, 1990 to and including the last day of the Transition Period (the "JMC Assignment"), subject only to JMC's obtaining the prior written consent of the Provider Companies to the JMC Assignment, and (ii) to execute any and all documents reasonably required in connection with the JMC Assignment.

          (b) Barnett and Trustee agree to sell, assign, transfer and convey to JMC, or its designee, all of Barnett's right, title and interest in and to the Asset Fee Income earned by Barnett pursuant to the terms of the Services Agreement and the Trust Agreement after August 31, 1995 as a result of sales of First Penn-Pacific Life Insurance Company single premium life insurance contracts sold to Barnett customers through the Tax Advantage Program from November 5, 1990 to and including the last day of the Transition Period (the "Barnett Assignment").

          Section 1.3  Consideration.  In consideration of the termination of
                       -------------
the Services Agreement, the JMC Assignment and the Barnett Assignment the parties agree to make the following payments:

            (a)  Barnett will pay JMC:

               (i) in consideration of the JMC Assignment, the sum of $4,045,000 (the "Asset Fee Income Purchase Price"), payable subject to and promptly upon receipt of written consent to the JMC Assignment from each affected Provider Company. In the event that JMC does not deliver all of the required consents to the JMC Assignment from the Provider Companies at the same time, Barnett agrees to pay JMC the portion or portions of the Asset Fee Income Purchase Price set forth opposite the name of each Provider Company on Schedule 1.3(a)(i) hereto promptly upon receipt of the written consent to the JMC Assignment from such Provider Company.

               (ii) in consideration of the termination of the Services
                    Agreement, the Transition Fee in the amount of $300,000, payable in accordance with the terms of the Interim Services Agreement.

          (b)  JMC will pay Barnett:

               (i) in consideration of the Barnett Assignment, the sum of $25,410, payable October 31, 1995; and

               (ii) in full satisfaction of JMC's outstanding obligation to indemnify Barnett under the Services Agreement for all legal fees associated with JMC's administrative proceedings before the Florida Department of Insurance and any related matters, the sum of $75,000, payable August 15, 1995.

          (c) On or prior to October 31, 1995, JMC shall provide Barnett with a reconciliation of:

               (i) any Asset Fee Income earned by JMC after August 31, 1995 and received by JMC from the Provider Companies prior to the effective date of any Provider Company's written consent to the JMC Assignment;

               (ii) any Chargebacks processed by the Provider Companies on or after August 15, 1995 and prior to the effective date of any Provider Company's written consent to the JMC Assignment which Chargebacks were deducted from amounts payable to JMC during this period; and

               (iii)  any additional Set-up Fees payable by JMC to Trustee pursuant to Section 2.1 of this Agreement for the month of August.

It is understood and agreed that upon obtaining the written consent of each Provider Company and payment of the portion of the Asset Fee Income Purchase Price identified on Schedule 1.3(a)(i) hereto, JMC will promptly pay Barnett the amounts set forth in subsection 1.3(c)(i) above and Barnett will promptly reimburse JMC for the amounts set forth in subsection 1.3(c)(ii) above. JMC and Barnett may agree to setoff the amounts owing from one to the other, such that only one party is obligated to make any transfer of funds. In addition, JMC will pay Barnett any additional Set-up Fees no later than October 31, 1995.

          (d) JMC hereby acknowledges receipt of payment of the sums required under Section 1.3(a)(ii) of this Agreement. Barnett hereby acknowledges receipt of payment of the sums payable under Section 1.3(b)(ii) of this Agreement.

     Section 1.4  Florida-based Sales Personnel.   The separate December 9, 1994
                  -----------------------------
agreement between JMC and Barnett relating to Barnett's right to hire certain of JMC's Florida-based sales personnel shall remain in full force and effect and Barnett shall continue to make all payments due JMC thereunder including payments for systems support services.

                                  ARTICLE II.

                              SALES AND SERVICING

     Section 2.1    Future Sales.  JMC hereby acknowledges that, effective
                    ------------
August 15, 1995, Barnett is free of any restrictions imposed by the Services Agreement with respect to offering annuity products directly to its customers. To the extent Barnett enters into contracts with Provider Companies, Barnett shall be entitled to continue to offer to its customers annuity products previously designed and offered by JMC ("JMC Products). Barnett shall be entitled to receive all compensation related to any future sales of annuity products, including premiums for additions to existing annuity policies in the event Barnett has entered into contracts for the sale of JMC Products with the Provider Companies. If Barnett has not entered into or does not enter into such contracts, JMC shall continue to permit Tax Advantage Customers to add additional premiums to JMC Products during the Transition Period and will process such transactions as provided in the Interim Services Agreement. During the Transition Period, JMC will continue to pay Trustee a Set-up Fee of 7.00% on all additions to the Trust Assets in accordance with the terms of the Services Agreement and the Trust Agreement. To the extent Barnett has not entered into contracts with any Provider Company prior to termination of the Transition Period, Tax Advantage Customers will need to contact any such Provider Company directly if they wish to make additional premium payments and neither JMC nor Barnett will receive any compensation in connection with such additions.

     Section 2.2  Chargebacks.  In the event any Tax Advantage Customers
                  -----------
surrenders a JMC Product during the chargeback period, the Provider Company will chargeback some or all of the front sales commission paid at the time the products was sold ("Chargeback"). JMC and Barnett agree Barnett is financially responsible for all Chargebacks processed by the Provider Companies on and after August 15, 1995. Such Chargebacks shall be deducted from the Asset Fee Income otherwise payable by the Provider Companies to Barnett or paid to JMC by Barnett as provided in Section 1.3(c) hereof.

     Section 2.3  Sales Management and Compliance.  On and after August 15,
                  -------------------------------
1995, Barnett shall have complete and sole responsibility (including financial responsibility) for all sales, sales management and compliance aspects of its annuities program including, without limitation, the following:

          (a) Supervision, management and compensation of the annuity sales force;

          (b) All appointment setting, tracking and reporting;

          (c) All sales support, including product training, promotions, marketing materials and sales personnel inquiries;

          (d) All compliance responsibilities, including suitability reviews and sales supervision; and

          (e) All commission accounting with the exception of asset fee accounting on the existing block prior to the JMC Assignment of the Asset Fee Income to Barnett.

     Section 2.4  Customer Complaints.
                  -------------------

          (a) On and after August 15, 1995, Barnett shall have complete and sole responsibility for the resolution of all complaints (whether written or oral) received by JMC, any of its Subsidiaries or affiliates, or by any officer, director, agent or employee of any of them or by Barnett, any of its subsidiaries or affiliates, or by any officer, director, agent or employee or any of them, from any person (including state and government agencies, departments, divisions or offices or any self-regulatory organization ("Regulators")) with respect to the sales of JMC Products or the provision of any of the services described in the Services Agreement ("Customer Complaints") which arise on and after August 15, 1995, including Customer Complaints which arise out of sales made or services provided by JMC, any of its Subsidiaries or affiliates or any officer, director, agent or employee of any of them prior to August 15, 1995. Such responsibility shall include, without limitation, the research and investigation necessary to determine the validity of any Customer Complaint, any and all communication with the complaining person, any former JMC officer, director, employee or agent, or any Provider Company concerning the Customer Complaint and the payment of all sums and other compensation which Barnett shall determine in its sole judgment is merited under the circumstances. In the event JMC receives any Customer Complaints on and after August 15, 1995, it will forward them promptly to Barnett.

          (b) JMC shall have complete and sole responsibility for the resolution of all Customer Complaints which are listed on Schedule 3.4 attached hereto.
JMC shall make such payments and other compensation to the complaining persons as JMC shall determine in its sole judgment is merited under the circumstances. JMC will notify Barnett of the manner in which each of the Customer Complaints listed on Schedule 3.4 attached hereto is resolved.

          (c) Notwithstanding the foregoing, in the event that any Regulator with jurisdiction over JMC, any of its affiliates or Subsidiaries, or any officer, director, agent or employee of any of them, shall initiate a Customer Complaint or become involved in any manner in any Customer Complaint, JMC shall be responsible for the research and investigation necessary to determine the validity of such Customer Complaint and any communication with the complaining person, any current or former JMC officer, director, employee or agent, any

Provider Company or such Regulator and Barnett, its subsidiaries and affiliates, and any officer, director, agent or employee of any of them, shall cooperate with JMC in connection therewith. In the event such Customer Complaint is initiated by the Regulator, JMC shall be responsible for the payment of all sums and other compensation to the complaining person. In the event the complaining person contacts JMC or Barnett directly prior to the involving the Regulator, subject to Section 2.4(f) hereof, Barnett shall be responsible for the payment of all sums and other compensation to the complaining person.

          (d) JMC, its affiliates and Subsidiaries will cooperate, and will use their best efforts to cause any current officer, director, employee or agent of any of them, to cooperate with Barnett in connection with the research and investigation of any Customer Complaint.

          (e) Barnett agrees that in connection with the resolution of any Customer Complaint that it will obtain a written release satisfactory in form and substance to JMC from the complaining person or persons releasing JMC, its affiliates and Subsidiaries, and any officer, director, employee or agent of any of them, from any future liability to such persons(s) prior to paying any compensation to such complaining person or persons. In addition, in connection with the negotiation and resolution of any Customer Complaint, Barnett agrees that no licensed representative of Barnett Securities, Inc. or Barnett Annuities Corporation will admit or imply orally or in writing that JMC, any of its affiliates or Subsidiaries, or any officer, director, employee or agent or any of them, engaged in any wrongful act or omission or is in any way responsible or liable for any Customer Complaint nor will Barnett or any officer or employee of Barnett issue any press release or make any statement to the press or general public that would in any way damage or disparage the reputation of JMC, its affiliates or Subsidiaries.

          (f) Subject to Section 2.4(g) hereof, to the extent Barnett makes any payment to a complaining person or persons arising out of Customer Complaints for which Barnett is responsible pursuant to Section 2.4(a) hereof, JMC will reimburse Barnett an amount equal to the Settlement Amount (as hereinafter defined) if:

               (i) JMC or its employees or agents affirmatively misrepresented any material term of the annuity contract at the time it was sold;

               (ii) JMC or its employees or agents failed to make any required disclosure to the complaining person.  For purposes of this
                    Section 2.4(f)(ii), JMC shall not be deemed to have failed to make any required disclosure if, to the extent applicable, each of the following disclosures were made:

                    (1) that the annuity was not insured by the FDIC;

                    (2) that the annuity was not a bank deposit;

                    (3) if the annuity was a variable annuity, that its market value would fluctuate;

                    (4) if the annuity was an immediate annuity, that the customers funds were irrevocably committed for a specified period of time;

                    (5) that withdrawal penalties and income taxes may be payable on distributions or terminations and the amount and duration of any withdrawal penalties;

                    (6) that a withdrawal prior to age 59 1/2 may result in a 10% IRS tax penalty; and

                    (7) if the participant is not the annuitant or there is more than one participant, that the convalescent care waiver, if any, may not apply;

              (iii) JMC or its employees or agents failed to provide the complaining person with a product brochure, and if the annuity is a variable annuity, a prospectus;

               (iv) Any fixed annuity sold after February 15, 1994 or any variable annuity sold at any time by JMC or its employees or agents was not a suitable investment for the complaining persons(s); or

               (v) the Customer Complaint arises out of an error or omission in connection with the sale or servicing of an annuity contract other than those listed in subsections 2.4(f)(i) through 2.4(f)(iv).

          (g) For purposes of determining whether any of the circumstances set forth in Section 2.4(f) occurred, the following shall apply:

               (i) All such determinations shall be based solely on the written materials contained in JMC's customer files which materials were created contemporaneously with the annuity sale or service transaction being questioned and shall be made without regard to any written or oral allegations or statements made by the complaining person(s) or any oral or non-contemporaneous written statements of the agent who handled the annuity transaction at issue or of any other person (including officers, employees or agents of Barnett or any of its subsidiaries or affiliates);

               (ii) It shall be conclusive evidence that all of the required disclosures set forth in Section 2.4(f)(ii) were made, if the confidential profile and customer disclosure form, if any, indicates by signature of the complaining person(s), that such disclosures were made:

              (iii) It shall be conclusive evidence that the complaining person(s) received a product brochure and prospectus, if necessary, if the confidential customer profile and customer disclosure form, if any, indicates, by signature of the complaining persons(s), that these documents were delivered;

               (iv) All suitability judgments required by Section 2.4(f)(iv)
                    shall be based solely on the information contained on the confidential customer profile. In addition, it shall be conclusive evidence that any annuity was suitable if applying the financial and other information set forth on the confidential customer profile, the investment is found to be suitable under the standards set forth on Schedule 2.4 hereto;

               (v) Barnett shall undertake a complete investigation of all Customer Complaints as provided in Section 2.4(a) hereof and shall provide JMC with a copy of its complete file on any Customer Complaint for which it seeks reimbursement from JMC pursuant to Section 2.4(g) hereof. Such file shall include at a minimum all written communications from the complaining persons(s) or any written summaries of the complaining persons(s) complaints and allegations prepared by Barnett or its employees or agents, any written documentation provided by the licensed representative who sold the annuity at issue, the confidential customer profile and the customer disclosure form, if any.

               (vi) All requests for reimbursement by JMC pursuant to Section
                    2.4(f) shall be submitted, together with the complete Customer Complaint file as provided in Section 2.4(g)(v), to JMC within 30 days of the resolution by Barnett of any Customer Complaint.

          (h) For purposes of this Section 2.4, the term Settlement Amount shall be the amount determined by subtracting the amount the complaining person(s) actually receives from the issuer of the annuity upon full surrender of same from the Investment Value (as hereinafter defined); provided, however, that the
                                                    -----------------
Settlement Amount cannot be a negative number. The Investment Value shall be an amount equal to the product of the sum of money originally invested by the complaining person(s) multiplied by the applicable rate available at Barnett on a one-year certificate of deposit at the time the investment was made.

                                 ARTICLE III.

                       JMC REPRESENTATIONS AND WARRANTIES

          Section 3.1  Corporate Authority.   JMC is a California corporation,
                       -------------------
duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to enter into this Agreement and the Interim Services Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          Section 3.2  Enforceability of Agreement.   The execution, delivery
                       ---------------------------
and performance of this Agreement and the Interim Services Agreement by JMC and the consummation by JMC of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement and the Interim Services Agreement constitute legal, valid and binding obligations of JMC enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and except as the enforcement of certain provisions thereof may be limited by the application of general equitable principals of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

          Section 3.3  Effect of Agreement.   The execution and delivery of this
                       -------------------
Agreement and the Interim Services Agreement, the consummation of all other transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof as well as the terms of all other documents executed in connection herewith by JMC shall not (a) result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) except as provided on Schedule 3.3 attached hereto, any agreement, indenture or other instrument to which JMC is a party or by which it is bound; (ii) the Articles of Incorporation or Bylaws of JMC; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which JMC is bound; or (iv) any law, rule or regulation applicable to JMC or (b) except as provided on Schedule
3.3 attached hereto, require the consent, waiver, approval, license or authorization of, or the filing with, any federal, state or local government, governmental department or agency, with the exception of any required filing with the Securities and Exchange Commission.

          Section 3.4  Disclosure of Customer Complaints.   Schedule 3.4
                       ---------------------------------
attached hereto contains a complete and accurate list of all pending or threatened Customer Complaints received by JMC, or any of its subsidiaries or affiliates or by any officer, director, agent or employee of any of them prior to August 15, 1995, from any person and JMC does not know or have reason to know of the existence of any additional or threatened Customer Complaints other than as listed in Schedule 3.4. JMC has furnished Barnett copies of all correspondence and other documents in its possession related to any pending or threatened Customer Complaints. All Customer Complaints received by JMC, or any of its Subsidiaries or affiliates or by any officer, director, agent or employee of any of them, on or after August 15, 1995 have been delivered to Barnett to be handled as provided in Section 2.4 hereof.

          Section 3.5   JMC Annuity Provider Companies.   JMC has contacted all
                        ------------------------------
of the Provider Companies to request their consent to the JMC Assignment. JMC has also encouraged the Provider Companies to enter into agreements with Barnett which would enable Barnett to continue to sell JMC Products through its annuity sales program.

                                  ARTICLE IV.

                     BARNETT REPRESENTATIONS AND WARRANTIES

          Section 4.1  Corporate Authority.   Barnett is a Florida corporation,
                       -------------------
duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to enter into this Agreement and the Interim Services Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the State of Florida, is the sole trustee under the Trust Agreement and has all requisite power and authority to enter into this Agreement and the Interim Services Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          Section 4.2  Enforceability of Agreement.   The execution, delivery
                       ---------------------------
and performance of this Agreement and the Interim Services Agreement by Barnett and Trustee and the consummation by Barnett and Trustee of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement and the Interim Services Agreement constitute legal, valid and binding obligations of Barnett and Trustee enforceable against them in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and except as the enforcement of certain provisions thereof may be limited by the application of general equitable principals of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

          Section 4.3  Effect of Agreement.   The execution and delivery of this
                       -------------------
Agreement and the Interim Services Agreement, the consummation of all other transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof as well as the terms of all other documents executed in connection herewith by Barnett and Trustee shall not (a) result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement, indenture or other instrument to which either Barnett or the Trustee is a party or by which they are bound; (ii) the Articles of Incorporation or Bylaws of Barnett or Trustee; (iii) the Trust Agreement; (iv) any judgment, decree, order or award of any court, governmental body or arbitrator by which either Barnett or the Trustee are bound; or (v) any law, rule or regulation applicable to Barnett or Trustee, or (b) require the consent, waiver, approval, license or authorization of, or the filing with, any federal, state or local government, governmental department or agency, the receipt of which either Barnett or Trustee, as the case may be, have not obtained.

                                   ARTICLE V.

                                  COOPERATION

          The parties hereto shall execute and deliver any such additional documents, and shall take such additional actions as are reasonably requested by the other party hereto, for the purpose of accomplishing the transactions contemplated hereby or carrying out the provisions hereof. In addition, Barnett will, to the full extent necessary, assist and cooperate with JMC in negotiations to obtain the consent of the Provider Companies to the JMC Assignment.

                                  ARTICLE VI.

                       MUTUAL RELEASE AND INDEMNIFICATION

          Section 6.1  Release of Claims by Barnett and Trustee.  Barnett and
                       ----------------------------------------
Trustee for themselves, their successors and assigns, do hereby release, remise, acquit, exonerate, satisfy and forever discharge JMC, its Subsidiaries and affiliates and their successors and assigns, and all of their respective partners, shareholders, directors, officers, employees and agents, (collectively, the "JMC Parties") from and with respect to any and all actions, causes, causes of action, suits, disputes, controversies, claims, debts, sums of money, offset rights, defenses, agreements, promises, covenants, losses, damages, liabilities, judgments and demands of any and every kind and nature whatsoever, known or unknown, whether in contract, in tort, or otherwise, at law or in equity, which have accrued or may accrue, may have been had, may now be possessed or may or shall be possessed in the future by Barnett or Trustee, or any of their subsidiaries, affiliates, successors and assigns or their respective partners, shareholders, directors, officers, employees and agents (collectively, the "Barnett Parties") against the JMC Parties arising out of the Services Agreement.

          Section 6.2  Release of Claims by JMC.  JMC, for itself, its
                       ------------------------
successors and assigns, does hereby release, remise, acquit, exonerate, satisfy and forever discharge the Barnett Parties from and with respect to any and all actions, causes, causes of action, suits, disputes, controversies, claims, debts, sums of money, offset rights, defenses, agreements, promises, covenants, losses, damages, liabilities, judgments and demands of any and every kind and nature whatsoever, known or unknown, whether in contract, in tort, or otherwise, at law or in equity, which have accrued or may accrue, may have been had, may now be possessed or may or shall be possessed in the future by the JMC Parties against the Barnett Parties arising out of the Services Agreement.

          Section 6.3  Survival.   The respective representations and warranties
                       --------
of the parties contained in this Agreement or in any Schedule attached hereto shall survive the consummation of the transactions contemplated hereby.

          Section 6.4  Indemnification by JMC.   JMC hereby agrees to defend,
                       ----------------------
indemnify and hold the Barnett Parties harmless against any and all liabilities, claims, actions, proceedings, suits, damages, losses, penalties, judgments, costs, expenses, fines, disbursements, and other obligations of any kind whatsoever (including reasonable attorneys' fees and other expenses of investigation, defense, litigation and settlement) with respect to or arising out of (i) the failure of any representation or warranty made by JMC in this Agreement to be true and correct in all material respects as of the date hereof, or (ii) the failure of JMC to fulfill any of its covenants or agreements hereunder or under the Interim Services Agreement.

          Section 6.5   Indemnification by Barnett and Trustee.   Barnett and
                        --------------------------------------
Trustee, jointly and severally, agree to defend, indemnify and hold the JMC Parties harmless against any and all liabilities, claims, actions, proceedings, suits, damages, losses, penalties, judgments, costs, expenses, fines, disbursements, and other obligations of any kind whatsoever (including reasonable attorneys' fees and other expenses of investigation, defense, litigation and settlement) with respect to or arising out of (i) the failure of any representation or warranty made by Barnett or Trustee in this Agreement to be true and correct in all material respects as of the date hereof, (ii) the failure of Barnett or Trustee to fulfill any of their covenants or agreements hereunder or under the Interim Services Agreement, (iii) any actions by the Barnett Parties as Trustee, Trustor, recordkeeping agent or Agent for the Trust subsequent to October 27, 1995, (iv) Barnett's sales of annuities (including JMC Products) on and after August 15, 1995, or (v), subject to Section 2.4(f) hereof, Customer Complaints which are not listed on Schedule 3.4 attached hereto.

          Section 6.6  Defense.  In defending the party indemnified pursuant to
                       -------
Sections 6.5 and 6.4 hereof, the indemnifying party agrees to (a) accept immediately the defense of any of the indemnified parties in any action in which any of the indemnified parties is an object of indemnifiable claims and (b) disclose immediately to all parties in any action regarding such claims that the indemnifying party is the party responsible for defending and indemnifying the indemnified party. The indemnifying party agrees to reimburse the indemnified party for any and all expenses including reasonable attorney's fees and costs incurred as a result of the filing of any actions arising from any indemnifiable claims or as a result of the receipt of settlement demands or other demands relative to any indemnifiable claim.

          Section 6.7  Time for Payment.   All indemnification payments required
                       ----------------
to be made pursuant to this Article VI shall be made promptly after demand for payment has been made by the indemnified party upon the indemnifying party.

          Section 6.8  Transfer of Claims.  Each of the parties hereto
                       ------------------
represents and warrants that as of the date of this Agreement, it has not heretofore assigned, transferred, pledged or hypothecated or purposed to assign, transfer, pledge or hypothecate to any person or entity any claim or matter herein released, disclaimed, discharged or terminated.

                                  ARTICLE VII.

                                 MISCELLANEOUS

          Section 7.1  Notices.   All notices that are required or may be given
                       -------
pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered or mailed by registered or certified mail postage prepaid, or if sent by telex or telefax (in each case promptly confirmed by registered or certified mail postage prepaid), or by overnight courier, addressed as follows:

     If to Barnett, to:  BARNETT SECURITIES, INC.
                         9000 Southside Blvd.
                         Jacksonville, Florida  32256
                         Attn:  President
                         Telecopy number:  (904) 464-3798

     If to Trustee, to:  BARNETT BANK TRUST COMPANY, N.A.
                         9000 Southside Blvd.
                         Jacksonville, Florida  32256-0708
                         Attn:  President
                         Telecopy number:  (904) 464-2299

     If to JMC, to:      JAMES MITCHELL & CO.
                         9710 Scranton Rd. Ste. 100
                         San Diego, California  92121
                         Attn:  James K. Mitchell, Chairman and
                                Chief Executive Officer
                         Telecopy number:  (619) 450-9102

     Section 7.2  Expenses.   Except as otherwise expressly provided herein, the
                  --------
parties hereto shall pay all of their own expenses relating to the transactions contemplated hereby, including, without limitation, the fees and expenses of their respective counsel, accountants, and financial advisors. In the event of litigation or other adversary proceeding with respect to this Agreement or the transactions contemplated hereby, the nonprevailing party shall reimburse the prevailing party for all reasonable attorney's fees and court costs incurred in connection therewith.

     Section 7.3  Amendments.   This Agreement may not be changed orally, but
                  ----------
only by agreement in writing signed by the parties hereto. Any provision of this Agreement can be waived, amended, supplemented or modified only by written agreement of the parties hereto.

     Section 7.4   Interpretation.   This Agreement has been negotiated fully
                   --------------
and fairly between the parties. If this Agreement becomes the subject of interpretation by a court of law or equity or other third party, this Agreement shall not be construed either against, or in favor of, JMC, Barnett or Trustee, by virtue of one of the parties being deemed the draftsman of this Agreement.

     Section 7.5  Severability.  Any provision of this Agreement which is
                  ------------
invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof or rendering any other provision of this Agreement invalid, illegal or unenforceable.

     Section 7.6  Successors and Assigns.  This Agreement shall inure to the
                  ----------------------
benefit of and shall be binding upon the directors, principals, shareholders, successors and assigns of the parties hereto.

     Section 7.7  Dispute Resolution.  In the event of any dispute, claim or
                  ------------------
controversy which in any way relates to, results from or arises out of this Agreement or the Interim Services Agreement, any amendment or breach hereof or thereof, or any resulting transactions ("Dispute"), if the Dispute cannot be settled through negotiations, the parties hereto agree to first try in good faith to settle the Dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, as mandated below. Regardless of the outcome of such mediation, each party shall bear its own costs and attorneys' fees and any mediation fees shall be shared by the parties on an equal basis, one-half by JMC and one-half by Barnett and Trustee.

     Thereafter, any remaining Dispute shall be decided by neutral binding arbitration in accordance with the rules of the American Arbitration Association and not by court action. Such arbitration shall be conducted in Duval County Florida. Regardless of the outcome of the arbitration, each party shall bear its own costs and attorneys' fees and any costs of expenses assessed by the American Arbitration Association shall be shared by the parties on an equal basis, one-half by JMC and one-half by Barnett and Trustee. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof; provided, however, that no arbitrator shall be permitted to award punitive damages in such arbitration proceeding.

     If any party hereto, after notice thereof, fails to be present or represented at an arbitration hearing, or adjournment thereof, the arbitrator may, nevertheless, in their discretion, proceed with the adjudication of the Dispute.

     Section 7.8  Confidentiality.  Neither Barnett nor JMC shall disclose any
                  ---------------
information or make any public announcement with respect to this Agreement or the Interim Services Agreement prior to its execution. JMC and Barnett will coordinate the content and timing of any internal and public announcements regarding this Agreement and the Interim Services Agreement.

     Section 7.9   Applicable Law.  This Agreement is governed by, and shall be
                   --------------
construed and enforced in accordance with, the laws of the State of Florida, except such laws that would render this choice of laws ineffective.

     Section 7.10  Entire Agreement.  This Agreement, together with the Interim
                   ----------------
Services Agreement, evidence the entire agreement of the parties hereto with respect to the subject matter hereof. The terms and conditions of this Agreement and the Interim Services Agreement shall supersede the terms and conditions of the Letter of Understanding and shall operate to terminate such letter in accordance with Section 7.A. thereof.

     This Agreement has been executed by the parties hereto as of the date first above written.

                              JAMES MITCHELL & CO.



                           By:  /s/ James K. Mitchell
                                ---------------------
                              James K. Mitchell, Chairman and Chief Executive
                                Officer


                              BARNETT BANKS TRUST COMPANY, N.A.



                           By:  /s/ Patricia A. Clemens
                                ----------------------
                              Authorized Officer


                              BARNETT BANKS, INC.



                           By:  /s/ Richard H. Jones
                                --------------------
                              Authorized Officer

                                SCHEDULE 1.3(a)

                            JAMES MITCHELL & COMPANY

                                  BARNETT BANK
                               ASSET FEE PURCHASE
                                IN FORCE ASSETS
                              AS OF JULY 31, 1995

                  ASSETS IN FORCE
   PROVIDER       BALANCES AS OF                      ALLOCATION OF
    COMPANY        JULY 31, 1995    % OF TOTAL        PURCHASE PRICE
  ---------      ---------------    ----------        --------------
LICOVA                370,488,950        32.35%          $1,308,521
Keyport               460,397,718        40.20%           1,626,068
WSLAC                 172,663,091        15.08%             609,825
TransAmerica          141,733,539        12.38%             500,585
                    -------------       -------          ----------
                    1,145,283,298          100%          $4,045,000
                    =============       =======          ==========

                           ANNUITY SUITABILITY GUIDE

                                                   IMMEDIATE
                         FIXED          VARIABLE    ANNUITY
Annuity Type            ANNUITY         ANNUITY     (FIXED)
-------------------------------------------------------------
1. Personal Date
-------------------------------------------------------------
Age                     1-2**3-6        1-2**3-6      2-6
-------------------------------------------------------------
2. Invested Assets
-------------------------------------------------------------
Prior Investment          1-4              2+         1-4
Experience
-------------------------------------------------------------
3. Income & Taxes
-------------------------------------------------------------
Income                     2+              2+          2+
-------------------------------------------------------------
Tax Bracket               1-4             1-4         1-4
-------------------------------------------------------------
4. Assets
-------------------------------------------------------------
a. Liquid Assets           2+              2+          2+
-------------------------------------------------------------
b. Asset Allocation        1+              2+          1+
-------------------------------------------------------------
5. Customer Needs
-------------------------------------------------------------
Risk Tolerance              1             2-5          1-5
-------------------------------------------------------------
Investment Objectives     1 & 4           1-4         1,2 & 4
-------------------------------------------------------------

                                            CATEGORY KEYS

                             1               2                      3                      4                5            6
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
1. Personal Date
------------------------------------------------------------------------------------------------------------------------------------
Age                      1-30              31-45                  46-55                 56-65             66-75         76+
------------------------------------------------------------------------------------------------------------------------------------
2. Invested Assets
------------------------------------------------------------------------------------------------------------------------------------
Prior Investment         CDs only          Some                   Moderate              Extensive
Experience
------------------------------------------------------------------------------------------------------------------------------------
3. Income & Taxes
------------------------------------------------------------------------------------------------------------------------------------
Income                   $0-$9,999         $10,000-$29,999        $30,000-$59,999        $60,000-$99,999  $100,000+
------------------------------------------------------------------------------------------------------------------------------------
Tax Bracket              15%               28%                    31%                    31%+
------------------------------------------------------------------------------------------------------------------------------------
4. Assets
------------------------------------------------------------------------------------------------------------------------------------
a. Liquid Assets (after  $0-$9,999         $10,000-$29,999        $30,000-$59,999        $60,000-$99,999  $100,000+
   investment)
------------------------------------------------------------------------------------------------------------------------------------
b. Current Asset         100% low          100% low -             75%+ Low-moderate      50%+ Low         Less than 50% - Low-
   Allocation            no risk           moderate risk          risk                   moderate risk    moderate risk
------------------------------------------------------------------------------------------------------------------------------------
5. Customer Needs
------------------------------------------------------------------------------------------------------------------------------------
Risk Tolerance           Low               Moderate               Moderate+              High             Speculative
------------------------------------------------------------------------------------------------------------------------------------
Investment Objectives    PRESERVING         INCREASING INCOME     MAXIMIZING GROWTH-      TAX ADVANTAGES
                         PRINCIPAL WHILE    OR VALUE - MODERATE   GREATER FLUCTUATIONS
                         EARNING INTEREST   FLUCTUATION
------------------------------------------------------------------------------------------------------------------------------------

Information extracted for the client profile is categorized in the Category Keys chart and then compared to the Suitability Guide for approval

 * May vary depending upon investment option selected.
** Would require a statement indicating funds are for retirement savings or other long-term savings.

                                 Schedule 3.3


1. Each of JMC's contracts with its Provider Companies prohibits JMC from assigning its rights under the contract to another party without the prior written consent of the Provider Company. Any attempt to assign these fees in the absence of such consents would be a breach of the Provider Company contracts.

1. On September 1, 1995, the Florida Department of Insurance published proposed rules governing the sale of annuities on bank premises. One of those proposed rules, Rule 4-223.031, purports to require any person providing any of the services of an insurance administrator (as defined by Florida law) in connection with annuities marketed in association with financial institutions to obtain a certificate of authority from the Department. As of the date of this Agreement, these proposed rules have not taken effect.

     In addition, Section 626.8805 Florida Statutes requires any person who is an insurance administrator (as defined by Florida law) to obtain a certificate of authority from the Department and other sections of the Florida Statutes require the insurance administrator to maintain certain records and provide certain notices, among other things.

     JMC does not believe that its activities under this Agreement make it an insurance administrator under Florida law. However, Florida-licensed insurance agents are excluded from the definition of insurance administrator. All business processing services provided by JMC under this Agreement will be performed by Florida-licensed insurance agents.

                                 SCHEDULE 3.4
                                 BARNETT BANK
                      CUSTOMER COMPLAINTS - AS OF 8/15/95

CASE NO.         CUSTOMER NAME       DATE RCVD   PROVIDER    TYPE             RESOLUTION
BB95-121      Sperrazza, Constance     7/20/95   WSLAC      MS       Surrendered - paid $1,189.49

BB95-124      Shanes, Arlene           7/27/95   KLIC       MS       Letter to customer

BB95-125      Beecher, Wendell         7/27/95   WSLAC      SU       Surrendered - paid $355.74

BB95-126      Thurston, Lorene         7/27/95   TLIAC      DS       Letter to customer

BB95-127      Cowart, Dorothy           8/4/95   WSLAC      DS, MS   Letter to customer

BB94-999      Southall, Gabrielle       2/8/94   ALIC       OH       Referred to Legal

BB94-998      Orschler, Gladys         2/21/94   KLIC       OH       Referred to Legal

BB95-128      Smith, Betty              7/1/95   ALIC       MS       Letter to customer

BB95-117      Mercer, Dorothy          7/17/95   LICOVA     MS       Letter to customer

BB95-123      Row, Marilyn             7/24/95   LICOVA     DS, MS   Letter to SEC

BB95-119      Edwards, Neville         7/17/95   LICOVA     MS       Letter to customer

BB95-120      Miller, Helen            7/17/95   TLIAC      MS       Letter to customer

BB95-129      Marbury, Richard          9/7/95   KLIC       MS       In process

BB95-130      Demske, Helen            5/26/95   KLIC       MS       In process

BB95-122      Galatis, Nicholas        7/24/95   KLIC       MS       Letter to SEC

MS - Misrepresentation  DS - Disclosure  SU - Unsuitable Investment  OH - Other